Agreement for Transfer of State-Owned Land Usage Right The Parties:

Transferor: (hereafter referred as “Party A”) Mr. Wan Ying-hua (date of birth: 4 October, 1952)

Identification Card Number: 4407211520047339

Address: Room 102, Block 12, Cui Shan Street, Jiangmen Country Garden

Transferee: Jiangmen Roots Biopack Company Ltd. (hereafter referred as “Party B”)

Address: No. 8, Duruan West Road, Longxi Industrial Area, Duruan Town, Jiangmen City, Guangdong

Legal representative: Mr. Lau Kin-chung (Gerald)

Re:

Agreement between Party A and Party B for the transfer of land usage right for the three pieces of land in Longxi Industrial Area, Duruan Town, Pengjian District, Jiangmen City whereby it is agreed as follows:

I.      Conditions of the three Lands

Party A transfers to Party B the following three pieces of lands:

1. Land No. 1: The land, state-owned land use certificate No. 2104605 (2002), is located in Huangtouling, Longxi Village, Duruan Town, Pengjian District, Jiangmen City. (For the exact location, please refer to the drawing attached in the above-mentioned state-owned land use certificate.) Area of the land, 46,888 m2, is for a paper products factory. The land use right will expire after June 2052.

2. Land No. 2: The land, state-owned land use certificate No. 2104606 (2002), is located in Shishan, Longxi Village, Duruan Town, Pengjian District, Jiangmen City. (For the exact location, please refer to the drawing attached in the above-mentioned state-owned land use certificate.) Area of the land, 41,399 m2, is for a plastic products factory. The land use right will expire after June 2052.

3. Land No. 3: The land, state-owned land use certificate No. 2104607 (2002), is located in Shezishan, Longxi Village, Duruan Town, Pengjian District, Jiangmen City. (For the exact location, please refer to the drawing attached in the above-mentioned state-owned land use certificate.) Area of the land, 44,314 m2 , is for a paper products factory. The land use right will expire after June 2052.

Land No. 1 was mortgaged to the Jiangmen City Branch of the Industrial and Commercial Bank of China (hereafter referred as “ Jiangmen ICBC”) in 2003, for a debt of RMB4,000,000 ; while Land No. 2 and 3 were mortgaged to Duruan Rural Credit Cooperative of Jiangmen (hereafter referred as “Duruan Credit Cooperatives”), for a debt of RMB7,800,000. The total area of the above three pieces of land is: 132,601 m2, or 198.9 mu.

II. Commitment of Party A

1.

The above land use right to the three pieces of right is lawful, clear, complete and could be legally transferable to Party B. All expenses incurred for obtaining the land use certificate including all land levying compensations, land selling fees and other taxes have been settled, except the mortgages listed in this Contract, there are no other debts or restrictions to the land use. There is no violation to the conditions specified in the “Contract of Assignment of the Right to Use State-Owned Land” signed with the government departments; with any effect to the transfer or the benefits of Party B.

2.

The right to use of the above three pieces of land could be transferred to Party B at the same time, and to register the land use right certificate under the name of Party B. Party A shall assist in combining the land use right of the three pieces of land into one piece of land under the name of Party B. Party A has to ensure the land use satisfies the requirements of Party B, with the necessary construction requirements, and Party B could then enter the site to start the construction. The date of expiry of land use right shall not be earlier than June 2052.

3.	Party A is responsible for land idling fees and all other fees with relevant responsibilities which are yet to be paid; and other application expenses and taxes incurred in the transfer process.

III. Transferring Fee

1.

Both Parties agreed that the transferring fee for the land use right (including the taxes to be born by Party B) should be RMB108,000 per mu (1 mu equals to 666.67m2 ). The tentative total area is 198.9 mu with a total fee of RMB21,481,200. The exact total area of the land use right shall refer to the “State-Owned Land Use Certificate” of Party B.

2.

Upon receipt of the payment made by Party B, Party A shall issue a valid receipt which is recognized by the taxation authority and could also be recognized as land cost. All the costs involved in the process shall be born by Party A.

3.	Party B is only liable for the payment as specified in item C.1 above and is not liable to any other payments.

IV. Terms and Conditions for the Land Usage Transfer

Both Parties agreed that the transactions concerning the three pieces of land could be made separately according to the sequence of “Land No. 1, Land No. 2 and Land No. 3” and to combine the land use certificates application in order to complete the transfer.

Regarding Land No. 1

1.

After the signing of this Contract, Party A is responsible for obtaining the proof of mortgage release from the mortgagee, Jiangmen ICBC. After that, Party B shall deposit RMB4,000,000 into the bank account of Party B in Duruan Credit Cooperative Jinggen Branch given that Party A has to refund the deposit of HK$1,000,000 received in Hong Kong. RMB3,000,000 out of the total RMB4,000,000 deposit belongs to Party B and both Parties agreed that the deposit will be superintended by the Credit Cooperative, and to be paid to Party A when the agreed conditions are fulfilled.

RMB1,000,000 of the above supervised deposit shall be the Contract Deposit, payment shall be made according to instruction of Party A to 江门市蓬江区龙森纸业有限公司 within 3 days after the refund of HK$1,000,000 by Party A.

2.

Within 3 days after the completion of the above, both Parties shall send his assigned person to Jiangmen Real Estate Transaction Centre to submit the necessary information for the transferring of land use right for Land No. 1 (including duly signed standard formatted transfer contract). After the approval by the Bureau of Land Resources of Jiangmen Municipality, Jiangmen Real Estate Transaction Centre shall issue a transaction certificate (or transaction confirmation certificate). After receiving the formal transaction confirmation document, Party B shall release the superintended deposit of RMB3,000,000 to 江门市蓬江区华龙包装有限公司 of Party A according to the superintending agreement.

3.

After Party A submits the "Land Use Certificate" of Land No. 1 to Party B, Party B shall pay the remaining RMB3,600,000 to Party A calculated according to the area specified in "Land Use Certificate". The amount shall pay to 江门市蓬江区华龙包装有限公司 according to the instruction given by Party A.

Regarding Land No. 2

1.
After the completion of the above, Party B shall deposit RMB3,000,000 into the account of Party B at Duruan Credit Cooperative, the money shall belong to Party B and to be superintended by Duruan Credit Cooperative. Party A is responsible for obtaining the proof of release of mortgage of Land No. 2 from the mortgagee, Duruan Credit Cooperative.

2.

After obtaining the transaction confirmation document from the Jiangmen Real Estate Transaction Centre, Party B shall release the superintended RMB3,000,000 according to the superintended agreement. The payment shall be made to 江门市蓬江区华龙包装有限公司 according to the instruction given by Party A.

3.

After Party A has submitted the "Permit of Right to Use of Land" of Land No. 2 to Party B, Party B shall pay the balance amount of RMB3,700,000 to Party A calculated according to the area specified in "Land Use Certificate", the amount shall pay to 江门市蓬江区华龙包装有限公司 according to the instruction given by Party A.

Regarding Land No. 3

The procedures for Land No. 3 are similar to that of Land No. 2, with a superintended amount of RMB4,000,000. The remaining amount is RMB3,180,000, payment to be made according to the conditions same as above.

V. Obligations

Obligations of Party A:

1.
Ensure the Land can be legally assigned, bear all the liabilities before the transfer including debts, compensation, State-Owned land selling fee, idling fee, taxes, receipt and etc, and is responsible for the release of the mortgage.

2.	Responsible for the transfer procedure, provide all necessary information, and to complete the procedures within 90 days after the signing of this Contract.

3.	Handover all three pieces of land to Party B within 3 days after Party B made the deposit of RMB4,000,000.

4.	After the completion of transfer procedures, assists Party B to apply for the construction permit, coordinate with relevant parties nearby the site.

Obligations of Party B:

1.	Responsible to pay the transferring fee before the date specified.

2.	Provide necessary information during the transaction on time and provide co-operation when necessary.

VI.

If, after signing of this Contract, the transaction is not completed for reason not related to Party A or Party B, then Party A shall immediately cancel the superintended capital, the interest shall belong to Party B and Party A shall refund to Party B all payments made without delay.

VII. Breach of Contract

If either party fails to perform any obligations under this Contract, and the party at fault does not remedy the breach within the date specified after receiving the written notice of the circumstances of breach from the other party, the party at fault shall be responsible for the liabilities due to the breach. Except the penalty according to the statutory rules, the party at fault shall be responsible for all losses of the other parties. If either party is in breach, the other party shall have the right to rescind the Contract or request for continuation of the Contract. If either party is in serious breach, the party at fault shall pay to the other party RMB 3 M for compensation.

VIII.
This Contract consists of 4 copies, 2 for each party, and is valid upon signing. Both Parties can make supplement agreements for items which are not covered in this Contract.. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior contracts, agreements and understandings between the parties. There are no representations warranties, collateral agreements or conditions affecting this transaction other than as are expressed or referred to herein in writing.

Party A:	Party B:

Date: 16 Jun 2006